UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2011
TTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-31285	91-1033443

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard Santa Ana, CA	92704

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 327-3000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As previously disclosed in our filings with the Securities and Exchange Commission, we are party to a Special Security Agreement, effective October 19, 2010, among Mr. Tang Hsiang Chien, Su Sih (BVI) Limited, a corporation organized under the laws of the British Virgin Islands, our company, and the U.S. Department of Defense (DoD).
The Special Security Agreement, among other things, requires that no more than one of our directors be an Inside Director, as defined in the Special Security Agreement. Effective February 24, 2011, following consultation with the DoD, our board of directors amended and restated our third amended and restated bylaws to make clear in Section 2.2(a) thereof that the DoD may allow certain exceptions in determining a director’s classification as an Inside Director. In connection with the approval of the amended and restated bylaws, our board of directors approved our entry into a related amendment to the Special Security Agreement, which will become effective when signed on behalf of the DoD by the Director, Industrial Policy and Programs, Defense Security Service. We plan to file the amendment to the Special Security Agreement with the Securities and Exchange Commission once the amendment becomes effective.
The disclosure included in this Item 5.03 is qualified in its entirety by reference to the full text of our fourth amended and restated bylaws, which are attached as Exhibit 3.2 to this Form 8-K and which are incorporated by reference into this Item 5.03.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit	Description

3.2	Fourth Amended and Restated Bylaws of TTM Technologies, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.
Date: March 2, 2011	By:	/s/ Steven W. Richards
Steven W. Richards
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

3.2	Fourth Amended and Restated Bylaws of TTM Technologies, Inc.